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                                                                    Exhibit (21)


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                                State of Jurisdiction
          Name                                      of Incorporation
          ----                                  ---------------------

          Escanaba Paper Company                     Michigan
          Forest Kraft Company                       Delaware
          MCB Woodlands and Services, Inc.           Alabama
          Mead Coated Board, Inc.                    Delaware
          Mead Emballage, S.A.                       France
          Mead Oxford Corporation                    Delaware
          Mead Panelboard, Inc.                      Ohio
          Mead Verpakking B.V.                       Amsterdam

          --------------

          * The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.